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                   [LETTERHEAD OF GAMBRELL & STOLZ, L.L.P.]


                                  EXHIBIT 5.1

                                April 28, 1997

International CompuTex, Inc.
5500 Interstate North Parkway, Suite 507
Atlanta, Georgia 30328-4662

     Re:  Registration Statement on Form SB-2
          (Registration No. 333-21647)

Ladies and Gentlemen:

     We have acted as counsel to International CompuTex, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act)", of a Registration Statement on Form SB-2 (Registration No. 333-21647) (the "Registration Statement"), relating to 1,125,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), being offered by the Company, an additional 168,750 shares solely to cover over-allotments, including 84,375 shares to be issued by the Company and 84,375 shares to be sold by the selling stockholders, and 112,500 shares that may be issued upon exercise of the warrant granted to H.J. Meyers & Co., Inc., as Representative of the Underwriters (collectively, the "Shares").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreement (the form of which is filed as
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International CompuTex, Inc.
April 28, 1997
Page 2.
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Exhibit 1.1 to the Registration Statement), the Shares will be duly authorized, validly issued and outstanding, and fully paid and non-assessable.

     Our opinion expressed above is limited to the laws of the State of Georgia and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                     Very truly yours,

                                     GAMBRELL & STOLZ, L.L.P.


                                     Henry B. Levi

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